                             FIRSTAR TRUST COMPANY
                              MUTUAL FUND SERVICES


                                 FEE SCHEDULES

                                      FOR

                              THE HOMESTATE FUNDS

12.1.0                                                                 FIRSTAR

                                                            Mutual Fund Services
                        SHAREHOLDER ACCOUNTING SERVICES
                                   LOAD FUNDS
                              ANNUAL FEE SCHEDULE

 .    $16.00 per shareholder account

 .    Minimum annual fee of $24,000 for the first fund and $10,000 for each additional fund.

 .    Plus out-of-pocket expenses, including but not limited to:

     . Conversion Costs approximately $120,000
     . Telephone - toll-free lines
     . Postage
     . Programming
     . Stationery/envelopes
     . Mailing
     . Insurance
     . Proxies
     . Retention of records
     . Microfilm/fiche of records
     . Special reports
     . All other out-of-pocket expenses
     . ACH fees

12.2.0                                                                FIRSTAR

                                                            Mutual Fund Services

                                SHAREHOLDER FEES
                             (CHARGED TO INVESTORS)

                                                                         Defined Contribution
                                                                           403(b)(7), 401(k)
                                                    IRA ACCOUNTS            PLAN ACCOUNTS
                                                 ------------------         -------------
I. Qualified Plan Fees

   Annual maintenance fee per account                   $12.50                 $12.50

   Transfer to successor trustee                         15.00                  15.00

   Distribution to a participant (exclusive
   of systematic withdrawal plans)                       15.00                  15.00

   Refund of excess contribution                         15.00                  15.00

II.  Additional Shareholder Fees                                      AMOUNT
                                                                      ------
   Any outgoing wire                                                $ 10.00/wire

   Telephone exchange                                               5.00/telephone exchange

   Return check fee                                                 20.00/return check

   Stop payment fee (liquidation, dividend, draft check)            20.00/stop payment

   Research fee                                                     5.00/research item
     (For requested items of the second calendar year [or
     previous] to the request)

             These fees are subject to change upon notification by
                Firstar Trust Company to the Mutual Fund client.

12.4.0                                                                 FIRSTAR

                                                         Mutual Fund Services

                        SHAREHOLDER ACCOUNTING SERVICES
                      AUTOMATIC INVESTMENT PLAN PROCESSING

                                  ACH SERVICE
                                  -----------

     .    Automatic Investment Plan

     .    Telephone Purchase, Liquidation

     .    EFT Payments of Dividends, Capital Gains, SWP's

     .    $125.00 per month

          .    $0.50 per account set-up and/or change

          .    $0.50 per item for EFT payments, purchases

          .    $3.50 per correction, reversal, or return item

          .    $0.50 per item for AIP Purchases

   .      Fees are billed monthly

12.6.0                                                                  FIRSTAR

     Exhibit A                                            Mutual Fund Services


                         FUND VALUATION AND ACCOUNTING
                              DOMESTIC PORTFOLIOS
                              ANNUAL FEE SCHEDULE

Fixed Income Funds
------------------

     . Annual fee per fund based on market value of assets:
                    . $25,000 for the first $40,000,000
                    . 2/100 of 1% (2 basis points) on the next $200,000,000
                    . 1/100 or 1% (1 basis point) on the balance
     . Out-of-pocket expenses, including daily pricing service

Equity Funds
------------
     . Annual fee per fund based on market value of assets:
                    . $24,000 for the first $40,000,000
                    . 1/100 of 1% (1 basis point) on the next $200,000,000
                    . 5/1000 of 1% (1/2 basis point) on the balance
     . Out-of-pocket expenses, including daily pricing service

Money Market Funds
------------------
     . Annual fee per fund based on market value of assets:
                    . $25,000 for the first $40,000,000
                    . 1/100 of 1% (1 basis point) on the next $200,000,000
                    . 5/1000 of 1% (1/2 basis point) on the balance
     . Out-of-pocket expenses, including daily pricing service


            All fees and out-of-pocket expenses are billed monthly.
                                                           -------


12.8.0                                                                 FIRSTAR

     Exhibit A                                             Mutual Fund Services

                         FUND VALUATION AND ACCOUNTING
                               ASSET PRICING COST


                                    CHARGE PER ITEM PER VALUATION
                                    -----------------------------
ASSET TYPE                               (DAILY, WEEKLY, ETC.)
----------                               ---------------------

Domestic and Canadian Equities                    $0.15

Options                                           $0.15

Corporate/Government/Agency Bonds                 $0.50

CMOs                                              $0.80

International Equities and Bonds                  $0.50

Municipal Bonds                                   $0.80

Money Market Instruments                          $0.80


                       Pricing costs are billed monthly.
                                                --------

12.9.0                                                                  FIRSTAR

                                                            Mutual Fund Services

                       FUND ADMINISTRATION AND COMPLIANCE
                              ANNUAL FEE SCHEDULE

 .    Minimum annual fee per fund:  $30,000

 .    6 basis points (.0006) on the first $200,000,000
 .    5 basis points (.0005) on the next $500,000,000
 .    3 basis points (.0003) on the balance


 .    Out-of-Pocket expenses, including, but not limited to:
 .    Postage
 .    Stationery
 .    Programming
 .    Proxies
 .    Retention of records
 .    Special reports
 .    Federal and state regulatory filing fees
 .    Certain insurance premiums
 .    All other out-of-pocket expenses
 .    Expenses from Board of Directors meetings
 .    Auditing and legal expenses
 .    Fees are billed monthly
                     -------

                                                                         FIRSTAR

     Exhibit A                                              Mutual Fund Services

                           MUTUAL FUND CUSTODIAL AGENT SERVICE
                              DOMESTIC PORTFOLIOS
                              ANNUAL FEE SCHEDULE

          .HOMESTATE FUNDS

 .    Annual fee based on market value of assets:

     . $0.20 per $1,000 (2.0 basis points)

 .    Minimum annual fee per fund:  $3,000

 .    Investment transactions:  (purchase, sale, exchange, tender, redemption, maturity, receipt delivery)

     . $12.00 per book entry security (depository or Federal Reserve system) . $25.00 per definitive security (physical)
     . $75.00 per Euroclear
     . $ 8.00 per principal reduction on pass-through certificates
     . $35.00 per option/future contracts

 .    Variable Amount Notes:  Used as a short-term investment, variable amount notes offer safety and prevailing high interest rates. Our charge, which is 1/4 of 1%, is deducted from the variable amount note income at the time it is credited to your account.

 .    Extraordinary expenses:  Based on time and complexity involved.

 .    Out-of-pocket expenses:  Charged to the account, including but not limited to:

     . $ 10.00 per variation margin transaction
     . $ 10.00 per Fed wire deposit or withdrawal


 .    Fees are billed monthly, based on market value at the beginning of the month


12.13.0                                                                FIRSTAR